Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Knowles Corporation of our report dated March 9, 2015 relating to the consolidated financial statements, which appears in Audience, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 19, 2015